PRICING SUPPLEMENT NO. 28 DATED JUNE 27, 2002                                  REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                   FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                      CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                 MEDIUM-TERM NOTES
                                    DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF
NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE
FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation

Principal Amount:                     95MM                     Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       June 27, 2002            Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        June 28, 2004            Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                2.04

Interest Rate Basis:                   3 MONTH LIBOR

Maximum/Minimum                       N/A                      Initial Interest Reset Date:         September 27th 2002
 Interest Rate:                                                Interest Reset Date(s):
                                                                                                    The 27th of each
                                                                                                    September,
                                                                                                    December, March
                                                                                                    June.

Spread to Index:                      +17 basis points

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      27th of each             renewable, dual currency,
                                      September, December,     amortizing, or OID, if applicable:
                                      March and June and
                                      maturity. Subject to
                                      the modified
                                      following business
                                      convention.

Interest Determination Date:          Quarterly 2 London       Day Count:                               ACT/360
                                      business days prior
                                      to interest pay date.
                                      Telerate page 3750.

                                                               CUSIP:                                   22541FCU8

First Interest Payment Date:          September 27th 2002

Settlement:                           DTC #355

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                                            CREDIT SUISSE FIRST BOSTON